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                                                                     Exhibit 2.2


                        EXHIBIT 2.2 - AMENDMENT AGREEMENT

THIS AGREEMENT entered into and is effective as at the 1st day of August, 2002

BETWEEN:

               JULIET JONES, an individual residing in the city of Vancouver, in the Province of British Columbia

               (hereinafter referred to as the "Employee")


                                                              OF THE FIRST PART,

AND:

               PEACE ARCH ENTERTAINMENT GROUP INC. (FORMERLY VIDATRON ENTERTAINMENT GROUP INC.), a corporation incorporated under the laws of the Province of British Columbia and having its head office at #500, 56 East 2nd Avenue, Vancouver, B.C., V5T 1B1

               (hereinafter referred to as the "Employer")


                                                             OF THE SECOND PART.

A. WHEREAS the Employee and the Employer entered into an employment agreement dated March 27, 2001 (the "Employment Agreement").

B. WHEREAS the Employee and the Employer wish to amend the Employment Agreement on the terms set forth in Schedule "A" to this Agreement for a term of three (3) months commencing on the date hereof.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

The Employee and the Employer agree to amend the Employment Agreement and the Employment Agreement is hereby amended on the terms set forth in Schedule "A" attached hereto for a term of three (3) months commencing on the date hereof.

The Employment Agreement, as amended by this Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter thereof and all terms and conditions of the Employment Agreement shall survive and continue in full force and effect.


         IN WITNESS WHEREOF the parties have duly executed this Agreement this 1st day of August 2002 to have effect as and from the date first above written.



SIGNED, SEALED AND DELIVERED by                           )
JULIET JONES in the presence of:                          )

Michelle Larmer                                           ) /s/  Juliet Jones
-------------------------------------------------------     ------------------
Name                                                      )
                                                          )
#606 - 9867 Manchester Drive, Burnaby, B.C.
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Address                                                   )
                                                          )
Legal Assistant                                           )
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Occupation                                                )

THE COMMON SEAL OF PEACE ARCH ENTERTAINMENT GROUP         )
Inc. was hereunto affixed in the presence of:             )
                                                          )
                                                          )                  C/S
/s/   John Derek Douglas                                  )
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Authorized Signatory                                      )



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